                                                                     EXHIBIT 4.5

                                                                  EXECUTION COPY

                                    MEXICAN SUBSIDIARY GUARANTEE AGREEMENT dated
                           as of May 20, 2003, among JAFRA COSMETICS
                           INTERNATIONAL, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("JCSA"), each subsidiary of JCSA listed on Schedule 1 hereto and each Subsidiary of JCSA or DISTRIBUIDORA COMERCIAL JAFRA, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("DCJ"), that may become a party hereto after the date hereof (each such subsidiary individually, a "Subsidiary Guarantor" and together with JCSA, the "Guarantors") and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its Cayman Islands branch, as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

         Reference is made to the Credit Agreement dated as of May 20, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Jafra Worldwide Holdings (Lux) S.AR.L., a Luxembourg societe a responsabilite limitee ("Worldwide"), Jafra Cosmetics International, Inc., a Delaware corporation ("JCI"), DCJ (together with JCI, the "Borrowers"), the lenders from time to time party thereto (the "Lenders"), the Issuing Bank (as defined therein) and Credit Suisse First Boston, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as swingline lender and as Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         The Lenders have agreed to make Loans to the Borrowers and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Subsidiary Guarantors is a wholly owned Subsidiary of JCSA and each of the Guarantors and DCJ is an indirect wholly owned Subsidiary of Worldwide. Each of the Guarantors acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders and the issuance of the Letters of Credit by the Issuing Bank. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Guarantors of a Mexican Subsidiary Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Guarantors are willing to execute this Agreement.

         Accordingly, the parties hereto agree as follows:

         SECTION 1. Guarantee. Each Guarantor unconditionally guarantees, severally, as a primary obligor and not merely as a surety, all obligations of
DCJ:

                  (a) under the Credit Agreement and the DCJ Guarantee Agreement, including the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing at the applicable rate provided in the Credit Agreement during the pendency of any bankruptcy, insolvency, concurso mercantil, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans to DCJ, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by DCJ under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements and interest thereon and (iii) all other monetary obligations, including fees, costs, expenses and indemnities,

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                                                                               2

         whether direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, concurso mercantil, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of DCJ to the Secured Parties under the Credit Agreement, the DCJ Guarantee Agreement and the other Loan Documents;

                  (b) for the due and punctual performance of all covenants, agreements, obligations and liabilities of DCJ under or pursuant to the Credit Agreement and the other Loan Documents;

                  (c) unless otherwise agreed upon in writing by the applicable counterparty thereto, for the due and punctual payment and performance of all obligations of DCJ, monetary or otherwise, under each Hedging Agreement entered into with a counterparty (whether or not a Lender or an Affiliate thereof); and

                  (d) the due and punctual payment and performance of all guarantee obligations of DCJ referred to in Section 6.01(d)(ii) of the Credit Agreement as to which any Lender or any Affiliate thereof originally is a beneficiary (all the monetary and other obligations referred to in the preceding clauses (a) through (d) being collectively called the "Obligations").

         Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

         SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to DCJ of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party.

         SECTION 3. Security. Each of the Guarantors authorizes the Collateral Agent to (a) take and hold security pursuant to the terms of the Credit Agreement, the Pledge Agreement and the other Security Documents for the payment of this guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof pursuant to the terms of the Credit Agreement, the Pledge Agreement and the other Security Documents and (c) release or substitute any one or more endorsees, other guarantors of other obligors.

         SECTION 4. Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of DCJ or any other Person.

         SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the performance or payment in full of the Obligations, as the case may

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                                                                               3

be), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the performance or payment in full of all the Obligations, as the case may be).

         SECTION 6. Defenses of DCJ Waived. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of DCJ or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of DCJ, other than the performance or payment in full of the Obligations then due and owing. The Collateral Agent may, at its election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with DCJ or any other guarantor or exercise any other right or remedy available to them against DCJ or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations then due and owing have been fully paid.

         SECTION 7. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of DCJ or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against DCJ arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full of all the Obligations. If any amount shall erroneously be paid to any Guarantor on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

         SECTION 8. Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

         SECTION 9. Representations and Warranties. Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct, except as enforceability may be affected by bankruptcy, insolvency, concurso mercantil, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

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                                                                               4

         SECTION 10. Termination. The Guarantees made hereunder (a) shall terminate when all the Obligations have been paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of DCJ, any Guarantor or otherwise.

         SECTION 11. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Collateral Agent, and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Guarantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void), except with the written consent of the Collateral Agent. If all of the capital stock of a Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by
Section 6.04 of the Credit Agreement, such Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

         SECTION 12. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

         SECTION 13. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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                                                                               5

         SECTION 14. Notices. Except as otherwise provided in Section 19 hereof, all communications and notices hereunder shall be in writing (including by facsimile transmission) and given as provided in Section 9.02 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it in care of JCI.

         SECTION 15. Survival of Agreement; Severability. (a) All covenants and agreements made by the Guarantors herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank.

         (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 11. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 17. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

         SECTION 18. Integration. This Agreement represents the agreement between the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the parties hereto relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         SECTION 19. Appointment of Process Agent. Each Guarantor hereby irrevocably designates, appoints and empowers CT Corporation System (the "Process Agent"), presently located at 111 Eighth Avenue, New York, New York 10011, as its authorized agent, to accept on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 20 (a) hereof in any courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts of any thereof. Such service may be made by mailing of delivering a copy of such process to such Guarantor in care of the Process Agent at the Process Agent's address as stated in this Section 19 and each such Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Each Guarantor represents and warrants that it has granted to the Process Agent a valid, binding and enforceable irrevocable power of attorney in the presence of a Mexican notary public, in the form required under the Credit Agreement, that such Process Agent has agreed in writing to accept such appointment and that a true copy of such designation and acceptance as been delivered to the Administrative Agent. Such designation and appointment shall be irrevocable until all principal and interest and all other amounts payable under the Loan Documents shall have been paid in full in accordance with the provisions thereof. If such Process Agent shall cease to so act, the relevant Guarantor covenants and agrees to designate irrevocably and appoint without delay another such Process Agent in New York City reasonably satisfactory to the Administrative Agent and to deliver promptly to the Administrative Agent evidence in writing of such other Process Agent's acceptance of such appointment. Each Guarantor irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service and agrees that such service shall be deemed in every respect effective service of process

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                                                                               6

upon such Guarantor in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon such Guarantor.

         SECTION 20. Jurisdiction; Consent to Service of Process. Each party hereto hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts of any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, if to (i) the Collateral Agent, at the address specified in
         Section 14 or at such other address of which the parties hereto shall have been notified pursuant thereto, or (ii) to any Guarantor, in care of the Process Agent at the Process Agent's address set forth in
         Section 19 hereof;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 19 any punitive damages.

         SECTION 21. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         SECTION 22. Additional Guarantors. Pursuant to Section 5.11 of the Credit Agreement, certain Subsidiaries of JCSA and DCJ are required to become Subsidiary Guarantors hereunder. Upon execution and delivery after the date hereof by the Collateral Agent and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

         SECTION 23. Right of Setoff. If an Event of Default under Section 7.02(a) of the Credit Agreement shall have occurred and be continuing, each Secured Party shall have the right to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of such Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. Each

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                                                                               7

Secured Party agrees promptly to notify the Borrowers, the Administrative Agent and the applicable Guarantor after any such set-off and application made by such Secured Party, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section 22 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

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                                                                               8

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        JAFRA COSMETICS INTERNATIONAL, S.A.
                                        DE C.V.,
                                        as a Guarantor,

                                           By: /s/  Ralph S. Mason, III
                                               -------------------------------
                                               Name: Ralph S. Mason, III
                                               Title: Executive Vice President

                                        SERVIDAY, S.A. DE C.V.,
                                        as a Guarantor,

                                           By: /s/  Ralph S. Mason, III
                                               -------------------------------
                                               Name: Ralph S. Mason, III
                                               Title: Executive Vice President


                                        DISTRIBUIDORA VENUS, S.A. DE C.V.,
                                        as a Guarantor,

                                           By: /s/  Ralph S. Mason, III
                                               -------------------------------
                                               Name: Ralph S. Mason, III
                                               Title: Executive Vice President


                                        DIRSAMEX, S.A. DE C.V.,
                                        as a Guarantor,

                                           By: /s/  Ralph S. Mason, III
                                               -------------------------------
                                               Name: Ralph S. Mason, III
                                               Title: Executive Vice President

                                        JAFRA COSMETICS, S.A. DE C.V.,
                                        as a Guarantor,

                                           By: /s/  Ralph S. Mason, III
                                               -------------------------------
                                               Name: Ralph S. Mason, III
                                               Title: Executive Vice President


                                        COSMETICOS Y FRAGRANCIAS S.A. de C.V.,
                                        as a Guarantor,

                                           By: /s/  Ralph S. Mason, III
                                               -------------------------------
                                               Name: Ralph S. Mason, III
                                               Title: Executive Vice President

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                                                                               9

                                        JAFRAFIN, S.A. DE C.V.,
                                        as a Guarantor,

                                           By: /s/ Ralph S. Mason, III
                                               ------------------------
                                               Name: Ralph S. Mason, III
                                               Title: Executive Vice President

                                        CREDIT SUISSE FIRST BOSTON, acting
                                        through its Cayman Islands branch, as
                                        Collateral Agent,

                                           By: /s/ Karl M. Studer
                                               ------------------------
                                               Name: Karl M. Studer
                                               Title: Director

                                           By: /s/ Jay Chall
                                               ------------------------
                                               Name: Jay Chall
                                               Title: Director

                                                               Schedule I to the
                                          Mexican Subsidiary Guarantee Agreement

                      Guarantors                                              Address
                      ----------                                              -------
JAFRA COSMETICS INTERNATIONAL, S.A. DE C.V              Boulevard Adolfo Lopez Mateos No. 515, Mexico City,
                                                        Mexico

SERVIDAY, S.A. DE C.V                                   Paseo Tollocan #28
                                                        Zona Industrial Lerma
                                                        Lerma, Edo. de Mexico

DISTRIBUIDORA VENUS, S.A. DE C.V.                       Boulevard Adolfo Lopez Mateos No. 515, Mexico City,
                                                        Mexico

DIRSAMEX, S.A. DE C.V.                                  Boulevard Adolfo Lopez Mateos No. 515, Mexico City,
                                                        Mexico

JAFRA COSMETICS, S.A. DE C.V.                           Boulevard Adolfo Lopez Mateos No. 515, Mexico City,
                                                        Mexico

COSMETICOS Y FRAGRANCIAS, S.A. DE C.V.                  Victoria #25
                                                        Fraccc. Industrial Alce Blanco
                                                        Naucalpan, Edo. de Mexico 533370

JAFRAFIN, S.A. DE C.V.                                  Apartado Postal 19-590, Admon. Correos 19,
                                                        03901 Mexico, D.V.

                                                                  Annex 1 to the
                                          Mexican Subsidiary Guarantee Agreement

                                    SUPPLEMENT NO. dated as of        , to the
                                    Mexican Subsidiary Mexican Subsidiary
                                    Guarantee Agreement dated as of May 20, 2003
                                    (as the same may be supplemented or
                                    otherwise modified from time to time the "Mexican Subsidiary Guarantee Agreement"), among JAFRA COSMETICS INTERNATIONAL, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("JCSA"), each subsidiary of JCSA listed on Schedule 1 thereto and each Subsidiary of JCSA or DISTRIBUIDORA COMERCIAL JAFRA, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("DCJ"), that may have become a party thereto after the date thereof (each such subsidiary individually, a "Subsidiary Guarantor" and together with JCSA, the "Guarantors") and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its Cayman Islands branch, as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

         A. Reference is made to the Credit Agreement dated as of May 20, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Jafra Worldwide Holdings (Lux) S.AR.L., a Luxembourg societe a responsabilite limitee, Jafra Cosmetics International, Inc., a Delaware corporation ("JCI"), DCJ (together with JCI, the "Borrowers"), the lenders from time to time party thereto (the "Lenders"), the Issuing Bank (as defined therein) and Credit Suisse First Boston, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as swingline lender and as Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Mexican Subsidiary Guarantee Agreement and the Credit Agreement.

         C. The Guarantors have entered into the Mexican Subsidiary Guarantee Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.11 of the Credit Agreement, certain Subsidiaries of JCSA and DCJ are required to become Subsidiary Guarantors hereunder. Section 21 of the Mexican Subsidiary Guarantee Agreement provides that additional Subsidiaries of JCSA and DCJ may become Guarantors under the Mexican Subsidiary Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of JCSA or DCJ, as the case may be (the "New Guarantor"), is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Mexican Subsidiary Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

         Accordingly, the Collateral Agent and the New Guarantor agree as follows:

         SECTION 1. In accordance with Section 21 of the Mexican Subsidiary Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Mexican Subsidiary Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the

Mexican Subsidiary Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a "Guarantor" in the Mexican Subsidiary Guarantee Agreement shall be deemed to include the New Guarantor. The Mexican Subsidiary Guarantee Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed by one or more parties to this Supplement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Collateral Agent.

         SECTION 4. Except as expressly supplemented hereby, the Mexican Subsidiary Guarantee Agreement shall remain in full force and effect.

         SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         SECTION 6. Any provision of this Supplement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 14 of the Mexican Subsidiary Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrowers.

         IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Mexican Subsidiary Guarantee Agreement as of the day and year first above written.

                                        [Name and Address Of New Guarantor],

                                            by _________________________________
                                               Name:
                                               Title:

                                        CREDIT SUISSE FIRST BOSTON, acting
                                        through its Cayman Islands branch,
                                        as Collateral Agent,

                                            by _________________________________
                                               Name:
                                               Title:

                                            by _________________________________
                                               Name:
                                               Title: